 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

GOLD STAR TUTORING SEVICES, INC.

 (Name of Registrant as Specified In Its Charter)

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INFORMATION STATEMENT

OF

GOLD STAR TUTORING SEVICES, INC.

4111 NW 28th Way

Boca Raton, FL 33434

We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER

MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

This Information Statement is first being furnished on or about October 28, 2009 to the holders of record as of the close of business on August 12, 2009 of the common stock of GOLD STAR TUTORING SEVICES, INC.  (“GSTZ”).

GSTZ’s two control stockholders, along with two other shareholders, all of whom combined own 9,500,000 shares of the 12,000,000 shares of GSTZ common stock (the “Common Stock”) that were issued and outstanding as of August 12, 2009, have consented in writing to the action described below. Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding Common Stock and are sufficient under §607.0704 of Florida’s Business Corporation Law, as well as pursuant to GSTZ By-Laws - to approve the action. Accordingly, the action will not be submitted to the other stockholders of GSTZ for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C, and Florida Statutes §607.0704 regarding Action by Shareholders’ In Lieu of Meeting.

By Order of the Board of Directors,

October 26, 2009

By  /s/ Mindy Kline

MINDY KLINE

Director

ACTION BY THE

CONSENTING STOCKHOLDERS

GENERAL

GSTZ will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. GSTZ will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of GSTZ common stock.

GSTZ will only deliver one Information Statement to multiple security holders sharing an address unless GSTZ has received contrary instructions from one or more of the security holders. Upon written or oral request, GSTZ will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address:

GOLD STAR TUTORING SEVICES, INC.

4111 NW 28th Way

Boca Raton, FL 33434

561 715-8800

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to GSTZ Bylaws and the provisions of the Florida Business Corporation Act, Florida Statutes §617.0704, a vote by the holders of at least a majority of GSTZ outstanding capital stock is required to effect the action described herein. GSTZ Articles of Incorporation provides that each share of outstanding Common Stock has One vote; the Articles do not authorize cumulative voting. As of the record date, August 12, 2009 GSTZ had 12,000,000 voting shares of Common Stock issued and outstanding of which 6,000,001 shares are required to pass any stockholder resolutions. The consenting stockholders, who consist of four current stockholders of GSTZ, are collectively the record and beneficial owners of 9,500,000 shares of GSTZ Common Stock outstanding as of August 12, 2009, which represents approximately 79% of the issued and outstanding shares of GSTZ’s Common Stock. Pursuant to §607.0704 of the Florida Statutes, the consenting stockholders voted in favor of the actions described herein in a written consent, dated as of August 12, 2009, attached hereto as Exhibit A. No consideration was paid for the consent. The consenting stockholders’ names, affiliations with GSTZ, and their beneficial holdings are as follows:

Name	Affiliation	Shares Beneficially Held	Percentage

Mindy Kline	Stockholder, Officer, Director	4,500,000	37.5%

Rober M. Kline	Stockholder, Officer, Director	4,500,000	37.5%

Martin Karns	Stockholder	250,000	2.1%

Ferne Karns	Stockholder	250,000	2.1%

Total		9,500,000	79.2%

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None

PROPOSALS BY SECURITY HOLDERS

None

DISSENTERS’ RIGHT OF APPRAISAL

None

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 12, 2009, certain information regarding the ownership of GSTZ Capital Stock by each director and executive officer of GSTZ, each person who is known to GSTZ to be a beneficial owner of more than 5% of any class of GSTZ voting stock, and by all officers and directors of GSTZ as a group. Unless otherwise indicated below, to GSTZ knowledge, all persons listed below have sole voting and investing power with respect to their shares of capital stock, except to the extent authority is shared by spouses under applicable community property laws.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. GSTZ has no shares of any class of GSTZ common stock subject to outstanding options, warrants or convertible securities. The 12,000,000 shares of the Common Stock issued and outstanding are on a fully diluted basis, as of August 12, 2009 the record date for the herein described corporate action.

Title of Class	Name and Address Of Beneficial Owners (1)	Amount and Nature Of Beneficial Ownership	Percent Of Class

Common Stock	Mindy Kline, Director and Officer	4,500,000	37.50%
Common Stock	Robert M. Kline, Director and Officer	4,500,000	37.50%
Common Stock	Martin L. Markowitz, Shareholder	1,000,000	8.33%
Common Stock	All Officers and Directors as a Group	9,000,000	75.00%

——————

(1)

Unless otherwise noted, the address for each of the named beneficial owners, directors and officers is c/o the Company at 4111 NW 28th Way, Boca Raton, FL 33434

CHANGE IN CONTROL

None.

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS

HOLDING A MAJORITY OF THE OUTSTANDING VOTING STOCK IN LIEU OF THE ANNUAL

MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that Mindy Kline and Robert M. Kline have been reappointed to serve as the Directors of the Company until the next annual meeting as provided in the Company’s by-laws. This action has been approved and will be effective pursuant to the written consent by stockholders holding a majority of the outstanding voting stock of the Company (the “Majority Stockholders”), dated as of August 12, 2009, in lieu of the Annual Meeting of the stockholders. Further, the consent approved the appointment of the Certified Public Accounting firm that will provide the auditing services we require in order to maintain our status as a reporting company under the Securities Exchange Act of 1934 (“Exchange Act”). Using the Written Consent provisions of the Florida Business Corporation Law - in Lieu of holding the Annual Meeting of Shareholders - was done to conserve corporate funds.

OUTSTANDING SHARES AND VOTING RIGHTS

As of August 12, 2009 the record date for the action herein described – Gold Star’s authorized capitalization consisted of 60,000,000 shares of $0.001 par value Common Stock, of which 12,000,000 shares were issued and outstanding. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

Each share of common stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock   have voted in favor of the foregoing proposals by written consent; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, notwithstanding any statements to the contrary, the adopted proposals will take effect at a date at least 20 days after the date on which this Information Statement has been distributed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on November 20, 2009.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve, as written notice to stockholders pursuant to §607.0704 of the Business Corporation Law of the Florida Statutes.

The following action was taken based upon the unanimous recommendation of GSTZ Board of Directors (the “Board”) and the written consent of the consenting stockholders as set forth in Exhibit A:

FIRST ACTION

Reappointment of present members of the Board of Directors by the written consent of the holders of the majority of shares entitled to vote pursuant to Florida Statutes §607.0704 (Action by Shareholders’ in Lieu of Meeting.)

Name	Age	Title

Mindy Kline	47	President, CEO and Chairman

Robert M. Kline	53	Secretary, Treasurer and Director

Mindy Kline, co-founder, Chairman of the Board, CEO and President since inception graduated in 1984 from Indiana University, having received a B.S. in Education degree; her major area of concentration was in Specific Learning Disabilities and she minored in Emotional Handicap. She later attended Florida International University and studied Early Childhood Special Education. Mrs. Kline was employed as a teacher and director of Developmental Resource Center, in both Hollywood and Miami, Florida; where she had responsibility for overseeing teachers, staff development, marketing, and initial intake with parents. She later worked at the Center for Pediatric Therapy, where she was the Educational Specialist. Her duties included teaching special needs preschool class, individual tutoring, assessment and assisting in mainstreaming students into a public school setting.

Robert M. Kline, co-founder, Director, Secretary and Treasurer is a 1978 graduate of the College of Business at the University of Maryland, receiving his B.S. in Business degree. After graduating, he worked in the field of investment banking and held various positions including being licensed by the National Association of Securities Dealer, Inc. (NASD), now known as the Financial Industry Regulatory Authority (“FINRA”), as a general securities principal, options principal and securities representative until he retired from the securities industry in 1991. After that, he was co-founder and Executive Vice-President of 2000 T-Shirts, Inc. a wholesale clothing company and designer of name drop resort wear for key tourism destinations throughout North America, the Caribbean, and the Far East. Since the sale in 2002 of his ownership interest in 2000 T-Shirts Mr. Kline has been a licensed mortgage broker at various mortgage companies.  He continues operations in this field presently.

SECOND ACTION

The majority holders additionally resolved that the Certified Public Accounting firm of Mallah Furman of Miami and Fort Lauderdale, Florida (successor to the firm of Berkovits & Co.) shall be retained as the SEC qualified auditor for the Corporation’s 2009 annual audit and the Quarterly reviews required by the SEC for the balance of 2009 and 2010.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street NE, Washington, DC 20549, or may be accessed on the SEC website at www.sec.gov.

By Order of the Board of Directors

/s/  Mindy Kline

Mindy Kline

Director

Dated, October 26, 2009

EXHIBIT A

GOLD STAR TUTORING SEVICES,  INC.

a Florida Corporation

SHAREHOLDERS’ CONSENT

Pursuant to Florida Statutes §607.0704

Action by Shareholders’ In Lieu of Meeting

This Consent is executed by the holders of 9,500,000 shares of the 12,000,000 issued and outstanding Common Shares (Par Value: $0.001) of the Corporation, representing approximately 79% of all such issued shares, a quantity sufficient to take the action adopted herein. This Consent shall act as a Waiver of Notice and in lieu of the holding of the Annual Meeting required by the Bylaws (Article 2, §2.2) to be held on the third Wednesday of August each year. The Undersigned hereby adopt the following resolutions to take effect as of August 19, 2009.

And it was RESOLVED, that the Undersigned shareholders do hereby nominate, constitute and appoint the following persons to continue their service as the members of the Board of Directors until such time as their successors are qualified to serve.

MINDY KLINE    ROBERT M. KLINE

And it was further RESOLVED that the auditing firm of Mallah Furman of Miami and Fort Lauderdale, Florida (successor to the firm of Berkovits & Co.) shall be retained as the SEC qualified auditor for the Corporation’s 2009 annual audit and the Quarterly reviews required by the SEC for the balance of 2009 and 2010.

And it was RESOLVED, that this Consent may be signed by the Shareholders in counterparts with any and all signatures by electronic transmission hereof being deemed originals. All counterparts taken together shall operate as one Consent. A copy of this duly executed Consent shall be filed with and made an integral part of the Corporation’s Minutes.

Dated as of August 12, 2009

Shareholders:

/s/  Mindy Kline

/s/ Robert Kline

________________________________

  ______________________________________

MINDY KLINE - 4,500,000 Shares

ROBERT M. KLINE – 4,500,000 shares

/s/  Martin Karns

/s/ Ferne Karns

________________________________

 _____________________________________

MARTIN KARNS – 250,000 Shares

FERNE KARNS -   250,000 Shares